UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

Commission File Nos. 1-8899, 333-148108 and 333-175171	59-0940416 (IRS Employer Identification Number)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2012, the Compensation Committee of Claire’s Stores, Inc. (the “Company”) approved the grant of 25,000 time options and 5,000 buy-one get-one (“BOGO”) options to purchase shares of common stock of Claire’s Inc. (“Parent Stock”) to Beatrice Lafon, the Company’s President of Europe. Consistent with recent grants made to other employees, (i) the time options vest equally in four equal annual installments on each of the four anniversaries of the date of grant, (ii) the BOGO options, which were granted in connection with a prior purchase of Parent Stock by Ms. Lafon, vest in two equal annual installments on the first and second anniversaries of the date of grant, and (iii) the exercise price is $10.00 per share for both the time options and BOGO options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: May 29, 2012	By:	/S/ J. PER BRODIN
J. Per Brodin
Chief Financial Officer

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